                                            EXHIBIT 10.1

                     AK STEEL CORPORATION
        EXECUTIVE MINIMUM AND SUPPLEMENTAL RETIREMENT PLAN

          As Amended and Restated Effective January 1, 1996


ARTICLE 1:  PURPOSE

The purpose of the Executive Minimum and Supplemental
Retirement Plan (the "Plan") is to aid AK Steel Corporation and its subsidiaries and affiliates in attracting and retaining key personnel by providing a minimum pension benefit to a select group of elected officers and key management.

The Plan is intended to be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any obligations of the Plan shall be the joint and several obligation of AK Steel Holding Corporation, AK Steel Corporation and each of their respective subsidiaries, affiliates, and successors.

ARTICLE 2:  DEFINITIONS

The following defined terms are used in this Plan. Other terms may be defined in the text of the Plan. When a word contained in this Plan is capitalized, a defined term is intended unless the context clearly requires otherwise.

2.1    "Administrator"

       The Compensation Committee of the Board, or any successor Committee duly empowered by the Board.

2.2    "Average Monthly Earnings"

       The Member s average monthly earnings during the highest three (3) calculation years of the last ten (10) calculation years. For this purpose, earnings includes all compensation for services rendered including base salary, bonus and any elective deferrals made with respect to any calendar year under the AK Steel Corporation Deferred Compensation Plan, the AK Steel Corporation Thrift Plan or under any Internal Revenue Code Section 125 plan. Compensation attributable to reimbursement of business or relocation expenses; Company contributions after 1991 to any Company sponsored Code Section 401(k) or 125 employee benefit plans; and income under any stock option, restricted stock or phantom stock plan, shall be disregarded. The term "calculation years" means fiscal years measured by the twelve (12) consecutive calendar months ending with the last day of the month coincident with or immediately preceding the date of a Member s Termination Date.

2.3    "Board"

       The Board of Directors of AK Steel Holding Corporation or any successor thereto, as the same shall be constituted from time to time.

2.4    "Chairman"

       The Chairman of the Board of AK Steel Holding
Corporation.

2.5    "Company"

       AK Steel Corporation and any successor to all or substantially all of the assets or business of AK Steel
Corporation.

2.6    "Key Management Service"

       A Member s Service as an elected officer or in any other position which, during the Member s period of incumbency, was identified by the Chairman as a key management position. Years of employment in one or more key management positions shall be aggregated. The Administrator s determination that a position qualified as a key management position shall be final. Key Management service shall include service in a key management position with Armco Steel Company, L.P. and Armco Inc.

2.7    "Member"

       Any elected officer or member of key management of the Company who is selected by the Chairman and who is approved by the Administrator to be a participant eligible for benefits under this Plan.

2.8    "NCPP"

       The AK Steel Corporation Noncontributory Pension Plan as amended, and any predecessor, substitute or successor Qualified
DB Plan.

2.9    "NCPP Benefit"

       For any Member who, as of his Termination Date, is entitled to a vested accrued benefit under the NCPP, the Member s vested accrued benefit under the NCPP, determined in accordance with the limitations of Code Sections 401(a)(17) and 415 (or any substitute or similar provision limiting benefits allowed to be paid under the NCPP).

2.10   "Qualified DB Plan"

       Any tax-qualified defined benefit pension plan in which a Member has an accrued benefit as of his or her Termination
Date including the NCPP or any other tax-qualified defined benefit pension plan sponsored by the Company or by any previous employer of any Member.

2.11   "Qualified DC Plan"

       Any tax-qualified defined contribution plan offered instead of a Qualified DB Plan as determined by the Administrator. For purposes of this definition, however, the AK Steel Corporation Thrift Plan A and any predecessor, substitute or successor thrift plan shall not be deemed to be a Qualified DC Plan.

2.12   "Qualified Plan"

       Any Qualified DB Plan and any Qualified DC Plan.

2.13   "Service"

       A Member s years of employment with the Company, including years of employment with Armco Steel Company, L.P. or Armco Inc. and including years of employment with any other predecessor organization approved by the Administrator.

2.14   "Spouse"

       The person to whom a Member has been married for at least one full year as of the Member s Termination Date.

2.15   "Termination Date"

       The date a Member s employment with the Company terminates for any reason, including death, on or after the Member s Vesting Date.

2.16   "Unlimited NCPP Benefit"

       For any Member who, as of his Termination Date, is entitled to a vested accrued benefit under the NCPP, the Member s vested accrued benefit under the NCPP, determined without regard to the limitations of Code Sections 401(a)(17) and 415 (or any substitute or similar provision limiting benefits allowed to be paid under the NCPP) and based upon Average Monthly Earnings as defined in Plan Section 2.2 above.

2.17   "Vesting Date"

       The last to occur of the date a Member: (i) completes five (5) years of Key Management Service; and (ii) completes ten (10) years of Service.

ARTICLE 3:  ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Administrator and such members of the corporate staff as the Administrator may designate from time to time. Except as otherwise provided herein, it is intended that the Administrator shall have full discretion to interpret the Plan s terms and to resolve claims which may arise under the Plan.

ARTICLE 4:  SOURCE OF BENEFITS

4.1    Source Of Benefits

       The Company may pay benefits due under the terms of this Plan directly from its assets or from assets held in the AK Steel Corporation Executive Minimum And Supplemental Retirement Plan Trust ("Trust"), as in effect from time to time. The Trust and all assets held by the Trust shall at all times conform to the terms of the model trust described in Revenue Procedure 92-64, I.R.B. 1992-33, or any successor thereto, and shall be assets of the Company. The benefits payable under this Plan shall be unfunded for all purposes of the Code and ERISA.

4.2    Assets Of The Company

       Nothing contained in this Plan shall give or be deemed to give any Member or any other person any interest in any property of the Trust or of the Company or any right except to receive such payments as are expressly provided hereunder.

4.3    Liability Of Officers And Directors

       No past, present or future employee, officer or director of the Company shall be personally liable to any Member or other person under any provision of this Plan.

ARTICLE 5:  ELIGIBILITY FOR PARTICIPATION

5.1    Selection Of Members

       Participation in this Plan shall be limited to those members of management who have been selected by the Chairman and approved from time to time by the Administrator. No affirmative election is required on the part of any person selected to become a Member.

5.2    Removal Of Members

       The Board may remove any member from participation in this Plan. Removal shall not affect a Member' vested rights from and after his or her Vesting Date.

5.3    Notification Of Members

       The Company shall notify in writing those employees selected as Members pursuant to Plan Section 5.1 of their Member status and shall notify in writing any Member removed from membership.

ARTICLE 6:  BENEFIT

6.1    Benefit

       Subject to the provisions of Article 7, the benefit payable under this Plan (the "Benefit") will be the sum of the Regular Benefit and the Early Retirement Benefit if applicable. No Benefit shall be payable under this Plan if a Member's employment with the Company terminates for any reason prior to the Member's Vesting Date.

6.2    Regular Benefit

       The Regular Benefit shall be the value of a monthly payment deemed to commence on the later of a Member s 60th birthday or his or her Termination Date which, for any month, is in an amount equal to the greater of:

      (a)  the Unlimited NCPP Benefit; or

      (b)  45% of a Member s Average Monthly Earnings.

6.3    Early Retirement Benefit

       The Early Retirement Benefit shall be the value of a monthly payment equal to the Members Unlimited NCPP Benefit during the period between the Members Early Retirement Date and commencement of the Regular Benefit. The Members Early Retirement Date shall be the earliest date that a Member is entitled to receive benefits under the NCPP after the Members Termination Date.

6.4    Maximum Benefit

       In no event will any monthly payment under this Plan be in an amount greater than 75% of the Member s highest monthly rate of pay, ignoring deferrals, during the Member's employment.

6.5    Non-duplication

       A Member of this Plan shall not be eligible for benefits under any other non-qualified supplemental retirement benefit plan maintained by the Company for the purpose of providing benefits not permitted to be paid under any Qualified DB Plan. Nothing herein shall prohibit participation by any Member in the AK Steel Corporation Deferred Compensation Plan.

ARTICLE 7:  PAYMENT

7.1    Payment Of Benefits

       The Benefit to be paid in accordance with Plan Article 6 shall be paid in a single lump-sum payment, the amount of which shall be determined in accordance with Plan Section 7.2, as reduced by the amount determined in accordance with Plan
Section 7.3. Payment shall be made within ten (10) days after a Member s Termination Date.

7.2    Lump-Sum Valuation

       (a) To calculate the lump-sum present value of the Benefit to be paid in accordance with Plan Article 6, it shall be assumed that the Benefit is payable as a lifetime annuity for an unmarried Member or as a joint and 50% surviving spouse s annuity for a married Member. A Member is deemed married for the purposes of this Plan Section 7.2(a) if the Member has a Spouse on his or her Termination Date.

       (b) Subject to the provisions of Plan Section 7.2(c) below, the lump sum present value of a Member s Benefit under Plan Article 6 shall be determined by the enrolled actuary for the NCPP based upon assumptions approved by the Administrator in the Administrator s sole discretion. The assumptions may be changed at any time, and from time to time, but any change shall only be valid with respect to Termination Dates occurring twelve or more months after the change is approved.

       (c) Unless otherwise directed by the Administrator, the lump-sum present value of the Benefit under Plan Article 6 shall be calculated as of a Member s Termination Date based upon (i) the 3 month average of the Pension Benefit Guaranty Corporation ("PBGC") immediate annuity interest rate in effect during each of the 3 months preceding the month in which the Termination Date occurs, (ii) the age of the Member, (iii) the 1984 Unisex Pension table (UP84) and (iv) such other actuarial assumptions as would apply under the NCPP.

7.3    Offset For Other Pension

       The benefit determined in accordance with Plan Section
7.2 shall be reduced by an amount equal
to the present value on the Member s Termination Date of (i) any accrued benefit under any employer provided Qualified DB Plan; and (ii) the aggregate amount of any employer provided vested benefits accumulated under any Qualified DC Plan.

ARTICLE 8:  INTERPRETATION, AMENDMENT AND TERMINATION

8.1    Interpretation Of The Plan

       This document contains the terms of the Plan. However, the Administrator shall have, and the Board expressly reserves to itself and its designate, the broadest possible power to exercise its discretion in the interpretation of the terms of this Plan and to resolve any question regarding any person s rights under the Plan. Any such interpretation shall be final and binding upon a Member, his or her spouse and his or her heirs and subject to review only in accordance with Plan
Section 8.2.

8.2    Claims Procedure

       Any Member or other person questioning the rights of any person under the Plan shall submit such question in writing to the Board, or its designate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Board, or its designate, has responded to such written claim, which response shall not be unreasonably delayed. Except as to disputes described in Plan Sections 9.2 or 9.4, it is intended by the Board, and each Member agrees as a condition of membership, that any judicial review of any decision hereunder shall be limited to a determination of whether the Board, or its designate, acted arbitrarily or capriciously, and that any decision of the Board, or its designate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious. Disputes described in Plan Sections 9.2 or 9.4 may be resolved by binding arbitration, if mutually agreed by the Member and the Administrator, or by litigation; and in either case such action may proceed without the necessity of exhausting any other remedies that may be available under this Plan.

8.3    Amendment Or Termination Of Plan

       The Board may, at any time, with or without notice to any person, amend or terminate this Plan. No such amendment or termination shall adversely affect a Member s rights under this Plan after a Member's Vesting Date.

8.4    No Cause Of Action

       No Member shall have any right, claim or cause of action against any person or entity to appeal the denial of a benefit by the Administrator except as provided in Plan Sections 8.1 and 8.2. In addition, no Member, and no person claiming by, through or on behalf of a Member, shall have any claim to or cause of action for any benefit under this Plan which might have been earned but for the amendment or termination of the Plan, or the termination of the Member's employment or the removal of the Member from participation under this Plan.

ARTICLE 9:  MISCELLANEOUS

9.1    Unsecured General Creditor

       Any and all rights created under this Plan shall be unfunded and unsecured contractual rights of the Members against the Company. The Company's obligation under this Plan shall be a mere promise by the Company to make the benefit payments described herein. Members shall have no legal or equitable right, interest or other claim in any property or assets of the Company by reason of the establishment of this Plan.

9.2    Obligations To The Company

       If a Member becomes entitled to a distribution of benefits under this Plan, and if at such time the Member has any outstanding debt, obligation or other liability representing an amount certain owed to the Company, then the Company may offset such amount against the amount of benefits otherwise distributable. Such determination shall be made by the Administrator.

9.3    Assignability

       No Member shall have any right to anticipate, alienate, assign, sell, transfer, pledge, encumber, attach, mortgage or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Member's, or any other person's, bankruptcy or insolvency.

9.4    Forfeiture

       Any Member terminated for Cause shall forfeit all rights
under this Plan.   Cause  means a willful engaging in gross
misconduct materially and demonstrably injurious to the Company. "Willful" means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company. Any such determination shall be made by the Board. Each Member shall be entitled to a statement of the facts alleged as a basis for the Board's determination that a Member has been terminated for cause and shall be permitted an opportunity to present, in person, for the Board's consideration, in such manner as the Board shall direct, any facts or arguments on the Member s behalf as the Member or his representative may determine.

9.5    Sale Of Business

       The sale as a going business of (i) the Company or (ii) substantially all of the assets of the Company shall not be a termination of Service for the purpose of establishing a Member s right to receive benefits under this Plan.

9.6    Employment Not Guaranteed

       Neither the establishment of this Plan, nor a Member s appointment as a Member of the Plan, nor any provision of this Plan, nor any action taken hereunder, shall be or be construed as a contract of employment for any definite term. The Company may take any action related to a Member's employment without regard to the effect such action has or may have on a Member s rights hereunder.

9.7    Captions

       The captions to the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8    Validity

       In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

9.9    Applicable Law

       This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.

                     AK Steel Corporation
                     AK Steel Holding Corporation

                     By: /s/ Randall F. Preheim
                         -------------------------
                         Randall F. Preheim
                         Vice President, General Counsel
                         and Secretary
                         June 11, 1996


                     By: /s/ John G. Hritz
                        ----------------------------
                        John G. Hritz
                        Vice President-Employee Relations
                        June 11, 1996

Adopted December 12, 1989
Amended and Restated Effective January 1, 1994
Amended and Restated Effective January 1, 1995
Amended and Restated Effective January 1, 1996